                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 27, 1999


                           WESTERN DIGITAL CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   001-08703                 95-264-7125
----------------------------         ------------            -------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
       of Incorporation)             File Number)            Identification No.)


         8105 Irvine Center Drive
            Irvine, California                                      92618
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (949) 932-5000


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

        On September 8, 1999, the Registrant closed transactions pursuant to
Section 3(a)(9) of the Securities Act of 1933, as amended, retiring in the aggregate $100 million principal amount of its Zero Coupon Convertible Subordinated Debentures due 2018 in exchange for shares of its common stock. As a result of these transactions and recent previous smaller transactions, the Registrant has retired debentures in the aggregate principal amount of $182.1 million and issued in exchange 5,293,855 shares of common stock. The total number of shares of common stock outstanding as of September 8, 1999, following these transactions, was 100,534,735.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 1999
                                             WESTERN DIGITAL CORPORATION


                                             By: /s/ Michael A. Cornelius
                                                 -------------------------------
                                                 Michael A. Cornelius
                                                 Vice President, Law and
                                                 Administration and Secretary